Exhibit 99.1

News Release

FIS Announces Completion of Amendment and Extension of Existing Credit Agreement

JACKSONVILLE, Fla., March 30, 2012 – FIS™ (NYSE: FIS), the world’s largest provider of banking and payments technology, today announced the completion of the amendment and extension of its existing credit agreement.

The transaction resulted in the amendment of certain terms and conditions of the credit agreement, including the release of collateral when investment grade credit ratings are attained. The transaction also resulted in the extension of a substantial portion of Term Loan A and revolving loan maturities from 2014 to 2017 and a reduction in borrowing costs. There was no material change to FIS’ total leverage as a result of the amendment.

Following the amendment and extension, the credit facility totals $3.7 billion in the aggregate, including $2.1 billion of Term Loan A and $1.15 billion of revolving loan capacity that will mature in March 2017; $250 million of Term Loan A that will mature in July 2014; and $200 million of Term Loan B that will mature in July 2016.

The Term Loan A and revolving loan capacity maturing in March 2017 are subject to a credit ratings-based pricing grid (LIBOR plus 200 basis points based on the current credit ratings of FIS). The pricing of the Term Loan A maturing in July 2014 and the Term Loan B maturing in July 2016 remain unchanged.

In connection with the amendment and extension of the credit facility and the senior notes offering that closed on March 19, 2012, FIS expects to record a pre-tax charge of approximately $18 million in the first quarter of 2012 related to the early extinguishment of debt and certain fees and expenses related to the refinancing activities.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as joint lead arrangers of the credit facility.

About FIS

FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 32,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is ranked third on the Barron’s 500, 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit http://www.fisglobal.com/.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our intended use of proceeds from the sale of debt securities, are forward looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation: changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for core processing, card issuer, and transaction processing services; failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, regulators and others to any such future events; the failure to achieve some or all of the benefits that we expect from acquisitions; our potential inability to find suitable acquisition candidates and difficulties in integrating past and future acquired technology or business’ operations, services, clients and personnel; competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers; an operational or natural disaster at one of our major operations centers; and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

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For More Information:

Marcia Danzeisen, 904.438.6083	Mary Waggoner, 904.438.6282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com